As filed with the Securities and Exchange Commission on June 7, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERIGON INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	95-4318554
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

21680 Haggerty Rd., Ste. 101, Northville, MI	48167
(Address of Principal Executive Offices)	(Zip Code)

AMERIGON INCORPORATED 2011 EQUITY INCENTIVE PLAN

(Full title of the plan)

Daniel R. Coker, President and CEO

21680 Haggerty Rd., Ste. 101

Northville, MI 48167

(Name and address of agent for service)

(248) 504-0500

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller-reporting company	☐

Calculation of Registration Fee

Title of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, without par value	2,000,000 shares	$12.025	$24,050,000	$2,756.13

(1)	This Registration Statement covers an additional 2,000,000 shares of Common Stock authorized for issuance under the registrant’s 2011 Equity Incentive Plan (the “Plan”). 850,000 shares of Common Stock authorized for issuance under the Plan have already been registered pursuant to a previously filed registration statement on Form S-8. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also include any additional shares that may become issuable as a result of any stock split, stock dividend, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of the registrant’s Common Stock.
(2)	The proposed maximum offering price per share was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. This estimate is based upon the average of the high and low prices of the Common Stock, as quoted on The NASDAQ Global Select Market, on June 5, 2012, which was $12.025.

EXPLANATORY NOTE

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a registration statement on Form S-8 is effective. Accordingly, in accordance with General Instruction E to Form S-8, the registrant has filed only a facing page, all required opinions and consents, the signature page, and any information required in the new registration statement that was not in the earlier registration statement. This Registration Statement hereby incorporates by reference the contents of the registration statement on Form S-8 filed by Amerigon Incorporated on September 16, 2011, file number 333-176884.

Item 8.	Exhibits.

Exhibit No.	Exhibit

4.1	Restated Articles of Incorporation of Amerigon Incorporated, dated August 24, 2011, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 25, 2011.

4.2	Rights Agreement, dated January 26, 2009, between the Company and Computershare Trust Company, N.A., incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 27, 2009, as amended by the Amendment to Rights Agreement, dated March 30, 2011, incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 31, 2011.

4.3	Bylaws of Amerigon Incorporated, dated March 23, 2005, incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 23, 2005.

4.4	First Amendment to Bylaws of the Company incorporated by reference to Exhibit 3.1 to the Company’s Report on Form 8-K filed March 20, 2007.

4.5	The Amerigon Incorporated 2011 Equity Incentive Plan, incorporated by reference to Appendix A to the Company’s Proxy Statement on Schedule 14A, filed with the Commission on May 20, 2011, as amended by the First Amendment to the Amerigon Incorporated 2011 Equity Incentive Plan, incorporated by reference to Exhibit 10.3.8 to the Company’s Annual Report on Form 10-K filed March 15, 2012, as further amended by the Second Amendment to the Amerigon Incorporated 2011 Equity Incentive Plan, incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on May 11, 2012.

5.1*	Opinion of Honigman Miller Schwartz and Cohn LLP.

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of Honigman Miller Schwartz and Cohn LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on signature pages).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northville, State of Michigan, on June 7, 2012.

AMERIGON INCORPORATED

By:	/s/ Daniel R. Coker
Name: Daniel R. Coker Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of AMERIGON INCORPORATED, a Michigan corporation (the “Company”), hereby constitutes and appoints Daniel R. Coker and Barry G. Steele, the true and lawful attorneys-in-fact and agents of the undersigned, each with the power of substitution for him in any and all capacities, with full power and authority in said attorneys-in-fact and agents and in any one or more of them, to sign, execute and affix his seal thereto and file the proposed registration statement on Form S-8 to be filed by the Company under the Securities Act of 1933, as amended, which registration statement relates to the registration and issuance of the Company’s Common Stock pursuant to the Amerigon Incorporated 2011 Equity Incentive Plan and any of the documents relating to such registration statement; any and all amendments to such registration statement, including any amendment thereto changing the amount of securities for which registration is being sought, and any post-effective amendment, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority; granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date:

/s/ Daniel R. Coker	Director, President and Chief Executive Officer	June 7, 2012
Daniel R. Coker	(Principal Executive Officer)

/s/ Barry G. Steele	Chief Financial Officer & Secretary	June 7, 2012
Barry G. Steele	(Principal Accounting and Financial Officer)

/s/ Oscar B. Marx, III	Chairman of the Board	June 7, 2012
Oscar B. Marx, III

/s/ Francois J. Castaing	Director	June 7, 2012
Francois J. Castaing

/s/ Sophie Desormiére	Director	June 7, 2012
Sophie Desormiére

/s/ John M. Devine	Director	June 7, 2012
John M. Devine

/s/ James D. Donlon, III	Director	June 7, 2012
James D. Donlon, III

/s/ Maurice E.P. Gunderson	Director	June 7, 2012
Maurice E.P. Gunderson

/s/ Carlos Mazzorin	Director	June 7, 2012
Carlos Mazzorin

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1	Restated Articles of Incorporation of Amerigon Incorporated, dated August 24, 2011, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 25, 2011.

4.2	Rights Agreement, dated January 26, 2009, between the Company and Computershare Trust Company, N.A., incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 27, 2009, as amended by the Amendment to Rights Agreement, dated March 30, 2011, incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 31, 2011.

4.3	Bylaws of Amerigon Incorporated, dated March 23, 2005, incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 23, 2005.

4.4	First Amendment to Bylaws of the Company incorporated by reference to Exhibit 3.1 to the Company’s Report on Form 8-K filed March 20, 2007.

4.5	The Amerigon Incorporated 2011 Equity Incentive Plan, incorporated by reference to Appendix A to the Company’s Proxy Statement on Schedule 14A, filed with the Commission on May 20, 2011, as amended by the First Amendment to the Amerigon Incorporated 2011 Equity Incentive Plan, incorporated by reference to Exhibit 10.3.8 to the Company’s Annual Report on Form 10-K filed March 15, 2012, as further amended by the Second Amendment to the Amerigon Incorporated 2011 Equity Incentive Plan, incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on May 11, 2012.

5.1*	Opinion of Honigman Miller Schwartz and Cohn LLP.

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of Honigman Miller Schwartz and Cohn LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on signature pages).

*	Filed herewith.

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